      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
                                                   Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------

                           ROGUE WAVE SOFTWARE, INC.
            (Exact name of Registrant as specified in its charter)

                 DELAWARE                                         7372                                 93-1064214
(State or other jurisdiction of incorporation   (Primary Standard Industrial Classification  (I.R.S. Employer Identification
             or organization)                                  Code Number)                               Number)

                             5500 FLATIRON PARKWAY
                            BOULDER, COLORADO 80301
                                 (303) 545-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           -------------------------

                                 Michael Scally
                     PRESIDENT AND CHIEF OPERATING OFFICER
                            ROGUEWAVE SOFTWARE, INC.
                             5500 FLATIRON PARKWAY
                            BOULDER, COLORADO 80301
                                 (303) 473-9118
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies to:
                             MARK P. TANOURY, ESQ.
                               COOLEY GODWARD LLP
                    3000 SAND HILL ROAD, BLDG. 3, SUITE 230
                       MENLO PARK, CALIFORNIA 94025-7116
                                 (650) 843-5000

        Approximate date of commencement of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement of the same offering. [_]

If delivery of this prospectus is expected to be made pursuant to rule 434, please check the following box. [_]

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                         PROPOSED        PROPOSED MAXIMUM
TITLE OF EACH CLASS                                      MAXIMUM           AGGREGATE            AMOUNT OF
OF SECURITIES TO BE                     AMOUNT           OFFERING          OFFERING           REGISTRATION
REGISTERED                        TO BE REGISTERED   PRICE PER UNIT(1)     PRICE(1)               FEE
Common Stock, $.001 par value         230,000            $9.625          $2,213,750               $653
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on May 20, 1998.

                           -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

********************************************************************************
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICTATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
********************************************************************************


            PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 22, 1998

                               230,000 SHARES

                          ROGUE WAVE SOFTWARE, INC.

                                  COMMON STOCK
                            ________________________

     This Prospectus covers 230,000 shares (the "Shares") of the Common Stock, $.001 par value ("Common Stock"), of Rogue Wave Software, Inc., a Delaware corporation ("Rogue Wave" or the "Company"), which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market or in privately negotiated transactions or in a combination of such methods of sale, at fixed prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "RWAV." Application has been made to list the Shares on the Nasdaq National Market. The last reported sales price of the Common Stock on the Nasdaq National Market on May 20, 1998 was $9.50 per share.

                            ________________________

  THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON PAGE 6.
                            ________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering are estimated to be $40,000. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

     The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.

                              __________ __, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also makes electronic filings publicly available on the Internet. The Commission's Internet address is http://www.sec.gov. The Commission's Web site also contains reports, proxy and information statements, and other information regarding the Company that has been filed electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission under the Exchange Act (File No. 0-20725), are hereby incorporated by reference into this Prospectus:

     a) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996, filed on or about February 14, 1997, including all material incorporated by reference therein;

     b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed on or about May 13, 1997, including all material incorporated by reference therein;

     c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed on or about August 1, 1997, including all material incorporated by reference therein;

     d) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed on or about December 10, 1997, including all material incorporated by reference therein;

                                       2.

     e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997, filed on or about February 17, 1998, including all material incorporated by reference therein;

     f) The Company's Current Report on Form 8-K, filed on or about March 9, 1998, including all material incorporated by reference therein;

     g) The Company's Current Report on Form 8-K/A, filed on or about May 11, 1998, including all material incorporated by reference therein;

     h) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed on or about May 15, 1998, including all material incorporated by reference therein;

     i) The Company's Current Report on Form 8-K/A, filed on or about May 20, 1998, including all material incorporated by reference therein; and

     j) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to: Investor Relations, RogueWave Software, Inc., 5500 Flatiron Parkway, Boulder, Colorado 80301.

     The discussions in this Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein and in such incorporated documents. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" herein, as well as those discussed in the documents incorporated herein by reference.

                                       3.

                                  THE COMPANY

     Rogue Wave is a leading provider of object-oriented software parts and related tools. The Company's C++ and Java-based products are used to develop robust, scalable software applications for a wide variety of environments, including client-server, Internet and intranet environments. These products enable customers to construct software applications more quickly, with higher quality and across multiple platforms, and reduce the complexity associated with the software development process. The Company's software parts provide the functionality to perform fundamental operations such as network and database connectivity, thereby allowing programmers to focus on the core functionality of the software under development.

          Software is increasingly the most critical component of today's information systems. Businesses typically rely on such information systems as a strategic resource and as a way of differentiating themselves from their competitors. However, software development technologies and methods have not kept pace with the increasing reliance on software systems. In fact, the intricacies of modern software systems have tended to make the software development process longer, more complicated and increasingly error prone. To address these difficulties in developing and maintaining complex software systems, organizations are increasingly adopting object-oriented technologies and development methodologies. For object-oriented software development, C++ has emerged as the industry standard programming language. Java, another object-oriented programming language that is similar to C++, has been recently popularized through the growth of the Internet and intranet environments. Java offers additional benefits in the areas of platform independence and distributed computing.

          While objects are easy to use once built, developing robust, well-designed objects can be extremely difficult and time consuming. Organizations are seeking to improve quality and time-to-market by purchasing pre-written objects or "parts" from independent vendors to handle fundamental operations ranging from simple functions such as date handling to more complex functions such as network communications. The Company believes that the use of third-party software parts will enable organizations to develop robust software applications more rapidly, at lower cost and with more functionality than applications using only internally developed objects.

          The Company's objective is to be the leading provider of high quality, reusable software parts and related tools for the development of object-oriented software applications. The Company's products have the features and functionality necessary to provide customers with the benefits of increased software flexibility and quality, accelerated development times and reduced maintenance costs. The Company follows a cross-platform strategy allowing most objects to be used on the most popular operating systems, such as Windows and UNIX. The Company's strategy is to leverage its installed base of Tools.h++ customers by offering additional object-oriented software parts and related tools. The Company also intends to develop strategic partnerships, extend its technological leadership, promote the enterprise-wide adoption of Rogue Wave products and expand its worldwide distribution.

          To date, Rogue Wave has sold over 50,000 end-user licenses. Rogue Wave markets its software primarily through its telesales and direct field sales organization, and to a lesser extent through indirect channel partners. The Company bundles its Tools.h++ and/or Standard C++ Library products with popular compilers offered by leading vendors, including Hewlett-Packard, Microware, Siemens-Nixdorf, Silicon Graphics and Sun Microsystems. The Company's products are used by programmers to develop software applications for organizations in a wide variety of industries. The Company's

                                       4.

customers include 3Com, Boeing, Hewlett-Packard, IBM, MCI, Morgan Stanley, Motorola and Netscape.

          The Company was founded in 1989 and operated as an unincorporated business until its incorporation in Oregon in July 1991. The Company reincorporated into Delaware on November 21, 1996. Stingray Software, Inc., a subsidiary of Rogue Wave which develops and distributes object-oriented development tools for Windows programmers and is a leading provider of Visual C++ class libraries, was acquired by Rogue Wave on February 27, 1998. Unless the context otherwise requires, "Rogue Wave" and the "Company" refer to Rogue Wave Software, Inc. and its subsidiaries. The Company's executive offices are located at 5500 Flatiron Parkway, Boulder, Colorado 80301. Its telephone number is (303) 473-9118. The Company maintains a Web site on the World Wide Web.

                                       5.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock.



     Uncertainty Of Future Operating Results; Fluctuations In Quarterly Operating Results. Future operating results will depend upon many factors, including the demand for the Company's products and services, the level of product and price competition, the length of the Company's sales cycle, the size and timing of individual license transactions, the delay or deferral of customer implementations, the budget cycles of the Company's customers, the Company's success in expanding its direct sales force and indirect distribution channels, the timing of new product introductions and product enhancements, the mix of products and services licensed or sold, levels of international sales, activities of and acquisitions by competitors, changes in pricing policy by the Company and its competitors, publication of opinions about the Company, its products and object-oriented technology by industry analysts, the hiring of new employees, changes in foreign currency exchange rates, product lifecycles and the ability of the Company to develop and market new products and control costs. The Company generally ships orders as received and as a result typically has little or no backlog. Quarterly revenue and operating results therefore depend on the volume and timing of orders received during the quarter, which are difficult to forecast. In addition, the Company has historically earned a substantial portion of its revenue in the last weeks, or even days, of each quarter. To the extent this trend continues, the failure to achieve such revenue during the last weeks of any given quarter will have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, due to all of the foregoing factors, it is possible that in some future quarter the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially and adversely affected.

     Prior growth rates in the Company's revenue and net income should not be considered indicative of future operating results. Service and maintenance revenue tends to fluctuate as consulting contracts, which may extend over several months, are undertaken, renewed, completed or terminated. License fee revenue is difficult to forecast due to the fact that the Company's sales cycle, from initial evaluation to purchase, varies substantially from customer to customer. As a result of these and other factors, revenue for any quarter is subject to significant variation, and the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance. Because the Company's operating expenses are based on anticipated revenue trends and because a high percentage of the Company's expenses are relatively fixed, a delay in the recognition of revenue from a limited number of transactions could cause significant variations in operating results from quarter to quarter and could result in significant losses. During the first quarter of calendar year 1998, the Company moved its administrative operations from Corvallis, Oregon to Boulder, Colorado. In connection with this move, the Company expects to incur charges totaling approximately $1.5 million during fiscal 1998. Such charges will have a material adverse effect on the operating results for the quarters in which they are incurred. Specifically, the Company anticipates that it will incur the substantial majority of such charges during the second quarter of fiscal 1998. Furthermore, the Company may incur additional charges associated with the move which, if incurred, may have a material adverse effect on the Company's operating results. In addition, the Company contributed technology to and made an investment in HotData Inc. ("HotData") in order to develop technology relating to the collection and verification of data across the Internet. Because the Company owns a majority of the outstanding stock of HotData, it is accounted for as a subsidiary of the Company. The

                                       6.

Company expects HotData will be in the development stage through at least fiscal 1998. There can be no assurance that the technology developed by HotData will be commercialized, or even if it is commercialized there can be no assurance of market acceptance due to its new and untested business model. The financial results of HotData will be consolidated with the Company's financial results. Accordingly, fluctuations in the operating results of HotData may have a material adverse effect on the Company's operating results. Fluctuations in operating results may also result in volatility in the price of the Company's Common Stock.

     Management Of Growth. The Company is experiencing a period of transition and aggressive product introductions that has placed, and may continue to place, a significant strain on its resources, including its personnel. Expansion of the Company's product lines, additional product development and product introductions, or acquisitions of other technologies or companies, when added to the day-to-day activities of the Company, will place a further strain on the Company's resources and personnel. In particular, the Company has acquired a European distributor with offices and personnel in several European countries and established a consulting group in Boulder, Colorado to help expand its ability to provide consulting services. In addition, the Company recently acquired Stingray Software, Inc. which develops and distributes development tools from their facilities in Morrisville, North Carolina. Such additions involve a number of risks, including risks related to the integration of new businesses or business units, the substantial management time devoted to such activities, the failure to achieve anticipated benefits, such as cost savings and increased revenue, and the difficulties of managing additional operations. The Company's acquisition of Inmark in October 1995 and Stingray in 1998 have resulted in the Company's product development team being distributed in four separate sites across the country. Managing this distribution requires a significant amount of attention from management, particularly the Vice President, Development and the Chief Technology Officer, to ensure that the Company's development efforts are timely, consistent and well integrated. In addition, the Company recently moved its administrative operations from Corvallis, Oregon to Boulder, Colorado. This move has resulted in the distribution of the Company's senior management team, which may make managing the Company's operations more difficult. In particular, managing this transition requires a significant amount of attention from management, particularly the Company's Chief Operating Officer and Chief Financial Officer, both of whom have relocated as part of the move.

     Furthermore, the Company believes that its ability to achieve significant revenue growth in the future will depend in large part on its success in recruiting and training sufficient direct sales personnel and establishing and maintaining relationships with its outside sales representatives. Although the Company is currently investing, and plans to continue to invest, significant resources to expand its direct sales force and to develop distribution relationships with outside sales representatives, the Company has at times experienced and continues to experience difficulty in recruiting qualified sales personnel and in establishing necessary sales representative relationships. The Company believes that the hiring and retaining of qualified individuals at all levels in the Company is essential to the Company's ability to manage growth successfully, and there can be no assurance that the Company will be successful in attracting and retaining the necessary personnel. If Company management is unable to effectively manage growth, the Company's business, financial condition and results of operations will be materially and adversely affected.

     Dependence On Emerging Market For C++ And Java. The Company's product lines are designed for use in object-oriented software application development, specifically the C++ and Java programming languages, and substantially all of the Company's revenue has been attributable to sales of products and related maintenance and consulting services related to C++ programming and development. The Company believes that while the market for object-oriented technology in general, and C++ tools

                                       7.

and programming applications in particular, is growing, the Company's growth depends upon broader market acceptance of object-oriented technology and the C++ programming language. Even if broader market acceptance is achieved, the object-oriented market may continue to be characterized by multiple software environments, many of which are not supported by the Company's products, and numerous competitors in the areas of tools, methodology and services. Furthermore, the C++ programming language is very complex. Should the C++ programming language lose market acceptance or be replaced by another programming language, the Company's business, financial condition and results of operations would be materially and adversely affected. The Company's financial performance will depend in part upon continued growth in the object-oriented technology and C++ markets and the development of standards that the Company's products address. There can be no assurance that the market will continue to grow or that the Company will be able to respond effectively to the evolving requirements of the market.

     The number of software developers using the C++ programming language is relatively small compared to the number of developers using more traditional software development technology. The adoption of the C++ programming language by software programmers who have traditionally used other technology requires reorientation to significantly different programming methods, and there can be no assurance that the acceptance of the C++ programming language will expand beyond the early adopters of the technology. Furthermore, there can be no assurance that potential corporate customers will be willing to make the investment required to retrain programmers to build software using C++ rather than structured or other object-oriented programming techniques. Many of the Company's customers have purchased only small quantities of the Company's products and there can be no assurance that these or new customers will broadly implement C++ programming or purchase additional products.

     In addition, the Company has several products for use in the Java market. The Company has spent and will continue to devote resources on the development of new and enhanced products that address the Java market. There can be no assurance that the Company will be successful in marketing its existing or future Java products or that the market for Java products will grow. If the Java market fails to grow, or grows more slowly than the Company currently anticipates, the Company's business, financial condition and results of operations could be materially and adversely affected.

     Competition. The market for the Company's products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The Company's products are targeted at the emerging market for C++ software parts and programming tools and, to a lesser extent, at the emerging Java market. The Company's competitors offer a variety of products and services to address these markets. The Company believes that the principal competitive factors in this market are product quality, flexibility, performance, functionality and features, use of standards based technology, quality of support and service, company reputation and price. While price is less significant than other factors for corporate customers, price can be a significant factor for individual programmers. Direct competitors in the C++ market include Microsoft (with its Microsoft Foundation Classes, "MFC"), IBM, ILOG and several privately held companies. Microsoft is a particularly strong competitor due to its large installed base and the fact that it bundles its MFC library with its own and other C++ compilers. Microsoft may decide in the future to devote more resources to or broaden the functions of MFC in order to address and more effectively compete with the functionality of the Company's products. The Company faces direct competition in the Java market from Borland, JavaSoft (a business unit of Sun Microsystems), Microsoft, Sybase, Symantec and other companies for its current Java products and it expects to face significant competition in the future from such companies with respect to other Java products the Company may introduce. Software applications can also be developed using software parts and programming tools in environments other than C++ or Java. Indirect

                                       8.

competitors with such offerings include Microsoft (with its ActiveX technology), Borland, Oracle, ParcPlace-Digitalk and Powersoft (a subsidiary of Sybase). Many of these competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and larger installed bases of customers than the Company. In addition, several database vendors, such as Informix, Oracle and Sybase are increasingly developing robust software parts for inclusion with their database products and may begin to compete with the Company in the future. These potential competitors have well-established relationships with current and potential customers and have the resources to enable them to more easily offer a single vendor solution. Like the Company's current competitors, many of these companies have longer operating histories, significantly greater resources and name recognition and larger installed bases of customers than the Company. As a result, these potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than the Company.

     The Company also faces competition from systems integrators and internal development efforts. Many systems integrators possess industry specific expertise that may enable them to offer a single vendor solution more easily, and already have a reputation among potential customers for offering enterprise-wide solutions to software programming needs. There can be no assurance that these third parties, many of which have significantly greater resources than the Company, will not market competitive software products in the future. It is also possible that new competitors or alliances among competitors will emerge and rapidly acquire significant market share. The Company also expects that competition will increase as a result of software industry consolidation. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, financial condition and results of operations.

     Limited Operating History. The Company was founded in September 1989 and first shipped products in November 1989. Although the Company's total revenue has increased in each of the prior thirteen quarters and the Company had net income in most of those quarters, the Company's total revenue decreased in the most recent quarter and the Company incurred a net loss in the quarter ended June 30, 1996. The Company has devoted an increasing amount of resources to the its product development, sales and marketing and technical support organizations. The Company expects to continue to devote substantial resources in these areas and as a result will need to recognize significant quarterly revenue to achieve and maintain profitability. The Company's limited operating history makes the prediction of future operating results difficult or impossible. Although the Company has experienced significant revenue growth in recent years, there can be no assurance that the Company will sustain such growth, if any, or that the Company will remain profitable on a quarterly basis or at all.

     Rapid Technological Change; Dependence On New Products. The market for software development tools is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to hardware platforms, operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

                                       9.

     The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cost-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products. Such delays were primarily associated with increasing product functionality and implementing new customer requirements. To date, such delays have not resulted in a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations.

     Future Acquisitions. The Company frequently evaluates strategic opportunities available to it and may in the future pursue acquisitions of complementary technologies, products or businesses. Future acquisitions of complementary technologies, products or businesses by the Company will result in the diversion of management's attention from the day-to-day operations of the Company's business and may include numerous other risks, including difficulties in the integration of the operations, products and personnel of the acquired companies. Future acquisitions by the Company may also result in dilutive issuances of equity securities, the incurrence of debt and amortization expenses related to goodwill and other intangible assets. Failure of the Company to successfully manage future acquisitions may have a material adverse effect on the Company's business, financial condition and results of operations.

     Risks Of Expanding International Sales And Marketing. The Company opened its first international sales office in Germany in January 1996. In February 1997, the Company expanded its European operations by acquiring Precision. Precision is a distributor of the Company's software products in Germany, the United Kingdom, France and the Benelux countries. International revenue accounted for approximately 24% and 30% of the Company's total revenue in fiscal 1997 and the quarter ended December 31, 1997, respectively. As of December 31, 1997, the Company had 36 employees located outside of the United States. The Company believes that in order to increase sales opportunities and profitability it will be required to expand its international operations. The Company has committed and continues to commit significant management time and financial resources to developing direct and indirect international sales and support channels. There can be no assurance, however, that the Company will be able to maintain or increase international market demand for its products. To the extent that the Company is unable to do so in a timely manner, the Company's international revenue would be limited, and the Company's business, financial condition and results of operations would be materially and adversely affected.

     Risks Inherent In International Operations. International operations are subject to inherent risks, including the impact of possible recessionary environments in economies outside the United States, costs of localizing products for foreign markets, longer receivables collection periods and greater difficulty in accounts receivable collection, unexpected changes in regulatory requirements, difficulties and costs of staffing and managing foreign operations, reduced protection for intellectual property rights in some countries, potentially adverse tax consequences, and political and economic instability. There can be no assurance that the Company will be able to sustain or increase international revenue from licenses or from maintenance and service, or that the foregoing factors will not have a material adverse effect on the

                                      10.

Company's future international revenue and, consequently, on the Company's business, financial condition and results of operations. The Company's direct international revenue is generally denominated in local currencies. As a result of recent fluctuations in international exchange rates, the Company's Board of Directors has authorized the Company to enter into forward exchange contracts to minimize the risks associated with such fluctuations. Although exposure to currency fluctuations to date has not been material, there can be no assurance that fluctuations in currency exchange rates in the future will not have a material adverse impact on international revenue and thus the Company's business, financial condition and results of operations.

     Dependence Upon Key Personnel. The Company's future performance depends in significant part upon the continued service of its key technical, sales and senior management personnel, none of whom is bound by an employment agreement. The Company believes that the technological and creative skills of its personnel are essential to establishing and maintaining a leadership position, particularly in light of the fact that its intellectual property, once sold to the public market, is easily replicated. The loss of the services of one or more of the Company's executive officers or key technical personnel would have a material adverse effect on the Company's business, financial condition and results of operations. In particular, the services of Thomas Keffer and Michael Scally, the Company's President and Chief Executive Officer, and Chief Operating Officer, respectively, would be difficult to replace. The Company has key person life insurance policies in the amount of $1.0 million on each of Dr. Keffer and Mr. Scally. The Company's future success also depends on its continuing ability to attract and retain highly-qualified technical, sales and managerial personnel. In the past, the Company has experienced some difficulty in attracting key personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical, sales and managerial employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

     Variability Of Sales Cycles. The Company distributes its products through two different direct sales channels, a telesales force and a field sales force, each of which is subject to a variable sales cycle. Products sold by the Company's telesales force may be sold after a single phone call or may require several weeks of education and negotiation before a sale is made. As such, the sales cycle associated with telesales typically ranges from a few days to two months. On the other hand, the purchase of products from the Company's field sales force is often an enterprise-wide decision and may require the sales person to provide a significant level of education to prospective customers regarding the use and benefits of the Company's products. For these and other reasons, the sales cycle associated with the sale of the Company's products through its field sales force typically ranges from two to six months and is subject to a number of significant delays over which the Company has little or no control. Due to the foregoing factors, quarterly revenue and operating results can be variable and are difficult to forecast, and the Company believes that period-to-period comparisons of quarterly revenue are not necessarily meaningful and should not be relied upon as an indicator of future revenue.

     Proprietary Rights, Risks Of Infringement And Source Code Release. The Company relies primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are essential to establishing and maintaining a technological leadership position. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. The Company currently has one patent application pending in the United States. There can be no assurance that the Company's pending patent application, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims

                                      11.

sought by the Company, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to the Company's technology or design around the Company's pending patent. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. The nature of many of the Company's products requires the release of the source code to all customers. As such, policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect the Company's proprietary rights as fully as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights in the United States or abroad will be adequate or that competition will not independently develop similar technology.

     The Company is not aware that it is infringing any proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by the Company of their intellectual property rights. The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, if at all. In the event of a successful claim of product infringement against the Company and failure or inability of the Company to license the infringed or similar technology, the Company's business, financial condition and results of operations would be materially and adversely affected.

     Uncertainty Of The Effects Of The Year 2000 On Computer Programs And Systems. Many currently installed computer systems and software programs were designed to use only a two digit date field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Until the date fields are updated, the systems and programs could fail or give erroneous results when referencing dates following December 31, 1999. Such failure or errors could occur prior to the actual change in century. The Company relies on computer applications to manage and monitor its accounting, sales, development and administrative functions. In addition, the Company's customers, suppliers and service providers (particularly financial institutions) are reliant upon computer applications, some of which may contain software that may fail as a result of the upcoming change in century, with respect to functions that materially affect their interactions with the Company. While the Company does not believe its computer systems or applications currently in use will be adversely affected by the upcoming change in century, the Company has not made an assessment as to whether any of its customers, suppliers or service providers will be so affected. Failure of the Company's software or that of its customers, suppliers or service providers could have a material adverse impact on the Company's business, financial condition and result of operations.

     Product Liability. The Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in the Company's license agreements may not be effective under the laws of certain jurisdictions. Although the Company has not experienced any product liability claims to date, the sale and support of products by the Company may entail the risk of such claims, and there can be no assurance that the Company will not be subject to such claims in the future. A successful product liability claim brought against the Company could have a material adverse effect upon the Company's business, financial condition and results of operations.

                                      12.

     Risk Of Product Defects. Software products as complex as those offered by the Company frequently contain errors or failures, especially when first introduced or when new versions are released. Also, new products or enhancements may contain undetected errors, or "bugs," or performance problems that, despite testing, are discovered only after a product has been installed and used by customers. There can be no assurance that such errors or performance problems will not be discovered in the future, causing delays in product introduction and shipments or requiring design modifications that could materially and adversely affect the Company's competitive position and operating results. The Company's products are typically intended for use in applications that may be critical to a customer's business. As a result, the Company expects that its customers and potential customers have a greater sensitivity to product defects than the market for software products generally. Although the Company has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments, resulting in loss of revenue or delay in market acceptance, diversion of development resources, the payment of monetary damages, damage to the Company's reputation, or increased service and warranty costs, any of which could have a material adverse effect upon the Company's business, financial condition and results of operations.

          Possible Volatility of Stock Price. The Company's stock price has fluctuated substantially since its initial public offering in November 1996.
The trading price of the Company's Common Stock is subject to significant fluctuations in response to variations in quarterly operating results, the gain or loss of significant orders, changes in earning estimates by analysts, announcements of technological innovations or new products by the Company or its competitors, general conditions in the software and computer industries and other events or factors. In addition, the stock market in general has experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to that of the Company and which have been unrelated to the operating performance of these companies. These market fluctuations have adversely affected and may continue to adversely affect the market price of the Company's Common Stock.

          Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The Preferred Stock could be issued with voting, liquidation, dividend and other rights superior to those of the Common Stock. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. Pursuant to the Company's Certificate of Incorporation, the Company has instituted a classified Board of Directors. This and certain other provisions of the Company's Certificate of Incorporation and certain provisions of the Company's Bylaws and of Delaware law, could delay or make more difficult a merger, tender offer or proxy contest involving the Company.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                                      13.

                                DIVIDEND POLICY

     The Company has never paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

                                      14.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by the Selling Stockholders as of March 31, 1998 and the number of Shares which may be offered pursuant to this Prospectus. The Selling Stockholders may offer all, some or none of their Shares.

                              SHARES BENEFICIALLY
                                OWNED PRIOR TO              SHARES BEING           SHARES BENEFICIALLY OWNED AFTER
NAME                              OFFERING                    OFFERED                       OFFERING(1)
-------------------    ----------------------------     -------------------     -----------------------------------
                           NUMBER       PERCENT(2)                                  NUMBER            PERCENT(2)
                       -------------  -------------                             --------------      ---------------
M. Scot Wingo                 550,615           5.4                 100,000              450,615                4.4
Aris Antanas Buinevicius      550,615           5.4                 100,000              450,615                4.4
R. Dean Hallman               550,615           5.4                  30,000              520,615                5.1

_______________________
*    Less than one percent
(1)  Assumes the sale of all Shares offered hereby.
(2) Applicable percentage of ownership is based on 10,167,666 shares of Common Stock outstanding (net of treasury shares) as of March 31, 1998.

     Each of the Selling Stockholders held shares of Stingray Software, Inc., a North Carolina corporation ("Stingray"). Each of the Selling Stockholders were employees of Stingray. On February 27, 1998, SR Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of the Company merged with and into Stingray (the "Merger"), and Stingray became a wholly owned subsidiary of the Company, all pursuant to an Agreement and Plan of Merger and Reorganization between the Company, Merger Sub and Stingray dated as of January 19, 1998 (the "Merger Agreement"). Pursuant to the Merger Agreement, each of the Selling Stockholders, in exchange for their shares in Stingray, received the Shares set forth in the table. Each of the Selling Stockholders that were employees of Stingray have been offered employment with the Company.

                              PLAN OF DISTRIBUTION

     The Company is registering the Shares offered by the Selling Stockholders hereunder pursuant to covenants under the Merger Agreement and contractual registration rights contained in a Registration Rights Agreement by and among the Company and the Selling Stockholders, dated February 27, 1998 (the "Registration Rights Agreement"). Sales may be made on the Nasdaq National Market or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and any persons who participate in the distribution of the Shares offered hereby may be deemed to be underwriters within the meaning of the Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of the Shares by them might be deemed to be underwriting discounts and commissions under the Act. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act, and the rules and

                                      15.

regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholders.

     In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The Company has agreed in the Merger Agreement and the Registration Rights Agreement to register some of the shares of Common Stock received by the Selling Stockholders pursuant to the Merger Agreement under applicable Federal and state securities laws. Pursuant to the Registration Rights Agreement, the Company has filed a registration statement related to the Shares offered hereby and has agreed pursuant to the Registration Rights Agreement to keep such registration statement effective until the earliest of (i) thirty days following the effectiveness of this registration statement, (ii) the satisfaction of all requirements to sell all such Shares under Rule 144 during any ninety (90) day period, or (iii) the sale of all the securities registered thereunder. The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock to the public, other than commissions, concessions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts) are estimated to be $40,000. The Registration Rights Agreement provides for cross-indemnification of the Selling Stockholders and the Company to the extent permitted by law for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of any registration of the Common Stock.

                                 LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Menlo Park, California.

                                    EXPERTS

     The financial statements and schedules of Rogue Wave Software, Inc. as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, have been incorporated by reference in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

                                      16.

===============================================================================
NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED
IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
OTHER INFORMATION AND REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE            230,000 SHARES
COMPANY.  THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN      ROGUE WAVE SOFTWARE, INC.
WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH            COMMON STOCK
OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO,
OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE           _______________
SUCH OFFER OR SOLICITATION.  THE DELIVERY OF
THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT             PROSPECTUS
THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME          _______________
SUBSEQUENT TO THE DATE HEREOF.

                                                        _____________ ___, 1998

________________________
  TABLE OF CONTENTS
_______________________
                                   PAGE

 Available Information...........    2
 Additional Information..........    2
 Incorporation of Certain
  Documents by Reference.........    2
 The Company.....................    4
 Risk Factors....................    6
 Use of Proceeds.................   13
 Dividend Policy.................   14
 Selling Stockholders............   15
 Plan of Distribution............   15
 Legal Matters...................   16
 Experts.........................   16
___________________

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

Registration fee.......................................   $   653
Legal fees and expenses................................   $30,000
Accounting fees and expenses...........................   $ 2,000
Miscellaneous..........................................   $ 7,347

TOTAL..................................................   $40,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

  The Registrant's Certificate of Incorporation, as amended provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits


      EXHIBIT
      NUMBER      Description of Document
                  -----------------------
      (1)2.1      Agreement and Plan of Reorganization between Registrant, Inmark Development
                  Corporation and RW Acquisition, Inc., dated as of September 19, 1995.

      (1)2.2      Agreement and Plan of Merger between the Registrant and Rogue Wave Software, Inc., an
                  Oregon corporation, dated as of November 21, 1996.

      (2)2.3      Agreement and Plan of Merger and Reorganization among Rogue Wave Software, Inc., a
                  Delaware corporation, SR Acquisition Corp., a North Carolina corporation, Stingray
                  Software, Inc., a North Carolina corporation and the shareholders of Stingray
                  Software, Inc., dated as of January 19, 1998.

      (3)2.4      Articles of Merger and Plan of Merger dated February 27, 1998, filed with the
                  Secretary of State of North Carolina on February 27, 1998.

         5.1      Opinion of Cooley Godward LLP.

        23.1      Consent of KPMG Peat Marwick LLP.

        23.2      Consent of Coopers & Lybrand LLP.

        23.3      Consent of Cooley Godward LLP, Reference is made to Exhibit 5.1.

        24.1      Power of Attorney (reference is made to signature page).

___________
(1) Incorporated by reference to an exhibit bearing the same number in the Registrant's Registration Statement on Form SB-2 (No. 333-13517).

(2) Incorporated by reference to exhibit 2.1 to the Registrant's Report on Form 8-K filed with the SEC on March 9, 1998.

(3) Incorporated by reference to exhibit 2.2 to the Registrant's Report on Form 8-K filed with the SEC on March 9, 1998.


(b)  Financial Statement Schedules

Schedules not listed above have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of The Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, County of King, State of Colorado on the 21st day of May, 1998.

                                      By: /s/ Michael Scally
                                         -------------------------------
                                               Michael Scally
                                           President and Chief Operating Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Scally and Robert M. Holburn, Jr. and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the require of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   Title                                   Date
              ---------                                   -----                                   ----
     /s/ Thomas Keffer                 Chairman, Chief Executive Officer                      May 21, 1998
-------------------------------------  and Director
Thomas Keffer                          (Principal Executive Officer)

     /s/ Michael Scally                President, Chief Operating Officer                     May 21, 1998
-------------------------------------  and Director
Michael Scally
/s/ Robert M. Holburn, Jr.             Chief Financial Officer and Secretary                  May 21, 1998
-------------------------------------  (Principal Financial and Accounting
Robert M. Holburn, Jr.                 Officer)

     Thomas M. Atwood                  Director                                               May 21, 1998
-------------------------------------
Thomas M. Atwood
     /s/ Louis C. Cole                 Director                                               May 21, 1998
-------------------------------------
Louis C. Cole
     /s/ Richard P. Magnuson           Director                                               May 21, 1998
-------------------------------------
Richard P. Magnuson
     /s/ Thomas H. Peterson            Director                                               May 21, 1998
-------------------------------------
Thomas H. Peterson

                                 EXHIBIT INDEX


   EXHIBIT
   NUMBER         DESCRIPTION OF DOCUMENT
   ------         -----------------------
      (1)2.1      Agreement and Plan of Reorganization between Registrant, Inmark Development
                  Corporation and RW Acquisition, Inc., dated as of September 19, 1995.

      (1)2.2      Agreement and Plan of Merger between the Registrant and Rogue Wave Software, Inc., an
                  Oregon corporation, dated as of November 21, 1996.

      (2)2.3      Agreement and Plan of Merger and Reorganization among Rogue Wave Software, Inc., a
                  Delaware corporation, SR Acquisition Corp., a North Carolina corporation, Stingray
                  Software, Inc., a North Carolina corporation and the shareholders of Stingray
                  Software, Inc., dated as of January 19, 1998.

      (3)2.4      Articles of Merger and Plan of Merger dated February 27, 1998, filed with the
                  Secretary of State of North Carolina on February 27, 1998.

         5.1      Opinion of Cooley Godward LLP.

        23.1      Consent of KPMG Peat Marwick LLP.

        23.2      Consent of Coopers & Lybrand LLP.

        23.3      Consent of Cooley Godward LLP, Reference is made to Exhibit 5.1.

        24.1      Power of Attorney (reference is made to signature page).

___________
(1) Incorporated by reference to an exhibit bearing the same number in the Registrant's Registration Statement on Form SB-2 (No. 333-13517).

(2) Incorporated by reference to exhibit 2.1 to the Registrant's Report on Form 8-K filed with the SEC on March 9, 1998.

(3) Incorporated by reference to exhibit 2.2 to the Registrant's Report on Form 8-K filed with the SEC on March 9, 1998.